    As filed with the Securities and Exchange Commission on June 16, 1999
                                                      Registration No. 333-62215
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             _____________________

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             _____________________

                            BERKSHIRE HATHAWAY INC.
                                      and
                                   OBH, INC.
         (See Explanatory Note immediately following this facing page)
          (Exact name of Registrants as specified in their charters)
                             _____________________

            Delaware                          6719                      47-0813844
   (State or other jurisdiction     (Primary Standard Industrial      (I.R.S. Employer
of incorporation or organization)    Classification Code Number)    Identification Number)

                               1440 Kiewit Plaza
                             Omaha, Nebraska 68131
                                 (402) 346-1400

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                              ____________________

                                Marc D. Hamburg
                            Berkshire Hathaway Inc.
                    1440 Kiewit Plaza Omaha, Nebraska 68131
                                 (402) 346-1400

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                             _____________________

                                    Copy To:
                            R. Gregory Morgan, Esq.
                             Judith T. Kitano, Esq.
                           Munger, Tolles & Olson LLP
                             355 South Grand Avenue
                         Los Angeles, California  90071
                                 (213) 683-9100

================================================================================

                                EXPLANATORY NOTE


          This Post-Effective Amendment to the Registration Statement on Form S-3 (File No. 33-62215) (the "Registration Statement") relates to a business combination effected on December 21, 1998 pursuant to an Agreement and Plan of Mergers dated June 19, 1998 between Berkshire Hathaway Inc. (which has been renamed "OBH, Inc." and shall be referred to in this amendment as "Old Berkshire") and General Re Corporation (the "Merger Agreement"). Pursuant to the Merger Agreement, OBH, Inc. and General Re Corporation each became wholly owned subsidiaries of NBH, Inc., a new holding company. NBH, Inc. (referred to in this amendment as "New Berkshire") then took the name "Berkshire Hathaway Inc." The Merger Agreement also provided that, under certain conditions, the business combination would have been restructured such that General Re Corporation would have merged with, and become, a wholly owned subsidiary of Old Berkshire itself, rather than of New Berkshire (the "Alternative Transaction"). Therefore, the Registration Statement constituted the Registration Statement of New Berkshire or, if the Alternative Transaction occurred, of Old Berkshire. Old Berkshire and New Berkshire were both referred to as the "Registrants."

          The sole purpose of this amendment is to (i) reflect that the Alternative Transaction did not occur and therefore no shares of Old Berkshire common stock were issued pursuant to the Registration Statement and (ii) remove from registration all shares of Old Berkshire common stock registered pursuant to the Registration Statement.

          Pursuant to the undertaking in Item 17 of the Registration Statement, New Berkshire and Old Berkshire hereby remove from registration, by means of this Post-Effective Amendment No. 1 to the Registration Statement, all shares of Old Berkshire common stock registered pursuant to the Registration Statement.

                                 SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on June 16, 1999.
                  --
BERKSHIRE HATHAWAY INC.                            OBH, INC.

By  /s/  Marc D. Hamburg                      By /s/ Marc D. Hamburg
   -------------------------------               -----------------------------
         Marc D. Hamburg                             Marc D. Hamburg
       Vice President and                          Vice President and
    Chief Financial Officer                      Chief Financial Officer


   Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.


Signature                                            Title                                                  Date
---------                                            -----                                                  ----
*                                                    Chairman of the Board and Director                     June 16, 1999
------------------------------------                 (principal executive officer) of                            --
Warren E. Buffet                                     Berkshire Hathaway Inc.

*                                                    Vice President and Chief Financial                     June 16, 1999
------------------------------------                 Officer (principal financial officer) of                    --
Marc D. Hamburg                                      Berkshire Hathaway Inc.

*                                                    Controller (principal accounting officer)              June 16, 1999
------------------------------------                 of Berkshire Hathaway Inc.                                  --
Daniel J. Jaksich

*                                                    Vice-Chairman of the Board and Director                June 16, 1999
------------------------------------                 of Berkshire Hathaway Inc.                                  --
Charles T. Munger

*                                                    Director of Berkshire Hathaway Inc.                    June 16, 1999
------------------------------------                                                                             --
Susan T. Buffett

*                                                    Director of Berkshire Hathaway Inc.                    June 16, 1999
------------------------------------                                                                             --
Malcolm G. Chace

*                                                    Director of Berkshire Hathaway Inc.                    June 16, 1999
------------------------------------                                                                             --
Walter Scott, Jr.

*                                                    Director of Berkshire Hathaway Inc.                    June 16 , 1999
------------------------------------                                                                             --
Howard G. Buffett

*                                                    Director of Berkshire Hathaway Inc.                    June 16, 1999
------------------------------------                                                                             --
Ronald L. Olson

* By  /s/  Marc D. Hamburg
      --------------------
         Marc D. Hamburg
         Attorney-in-Fact pursuant to Power of Attorney
         previously filed as part of this Registration Statement